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                                                                      Exhibit 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of The Lamson & Sessions Co. (Form S-8, File No. 333-46953) pertaining to The Lamson & Sessions Co. Deferred Savings Plan (the "Plan"), of our report dated June 15, 1999, with respect to the financial statements and supplemental schedules of the Plan included in the Plan's Annual Report on Form 11-K for the year ended December 31, 1998.

Moore Stephens Apple


June 29, 1999


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